Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

September 14, 2006

Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106

Hersha Hospitality Trust
Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-113061) declared effective by the Securities and Exchange Commission (“SEC”) on April 2, 2004 (the “Registration Statement”), with respect to the offer and sale of up to $200,000,000 of the common shares of beneficial interest, preferred shares of beneficial interest, and debt securities of the Company, and the preparation of a Rule 462(b) registration statement on Form S-3 in connection therewith (the “Rule 462(b) Registration Statement”), filed with the SEC with respect to the offer and sale of common shares of beneficial interest of the Company, and the offer and sale pursuant to the Registration Statement and the Rule 462(b) Registration Statement of up to 4,341,250 common shares of beneficial interest pursuant to a Pre-Pricing Prospectus (the “Pre-Pricing Prospectus”) and a Prospectus Supplement (the “Prospectus Supplement”) filed with the Registration Statement and incorporated by reference into the Rule 462(b) Registration Statement. You have requested our opinion regarding certain U.S. federal income tax matters.

The Company owns, through Hersha Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”), and its wholly owned and joint venture subsidiary partnerships and limited liability companies (the “Subsidiary Partnerships”), interests in 62 hotels and associated personal property (the “Hotels”). The Subsidiary Partnerships lease (i) 57 of the Hotels to 44 New England Management Company, a Virginia corporation, a subsidiary of 44 New England Management Company, or a partnership or limited liability company of which 44 New England Management Company or one of its subsidiaries is a partner or member (collectively, “44 New England”); (ii) one of the Hotels to Hersha CNL TRS, Inc., a Delaware corporation (“Hersha CNL TRS”); (iii) one of the Hotels to Hersha PRA TRS, Inc., a Delaware corporation (“Hersha PRA TRS”); (iv) one of the Hotels to Revere Hotel Group, LLC, a Massachusetts limited liability company (“Revere TRS”); (v) one of the Hotels to HT Inn America TRS, Inc., a Delaware corporation (“Inn America TRS”); and (vi) one of the Hotels to South Bay Sandeep, LLC, a Massachusetts limited liability company (“South Bay Sandeep,” together with 44 New England, Hersha CNL TRS, Hersha PRA TRS, Revere TRS, and Inn America TRS, the “TRS Lessees”). The operating lease agreements between each TRS Lessee and the Subsidiary Partnerships (collectively, the “Leases”) are substantially similar. 44 New England is a wholly owned subsidiary of the Operating Partnership, and each of Hersha CNL TRS, Hersha PRA TRS, Inn America TRS, and South Bay Sandeep are owned, directly or indirectly, by the joint venture Subsidiary Partnership that owns the Hotel leased to each of those TRS Lessees. Revere TRS is owned 99% by the joint venture Subsidiary Partnership that owns the Hotel leased to Revere TRS and 1% by third parties.

Hersha Hospitality Trust
September 14, 2006

Hersha Hospitality Management, L.P., a Pennsylvania limited partnership (“HHMLP”), operates and manages 49 of the Hotels pursuant to substantially similar management agreements or management agreements (collectively, the “HHMLP Management Agreements”); South Bay Boston Management, Inc., a Massachusetts corporation, operates and manages one of the Hotels pursuant to a management agreement (the “South Bay Boston Management Agreement”); South Bay Sandeep Management, Inc., a Massachusetts corporation, operates and manages one of the Hotels pursuant to a management agreement (the “South Bay Sandeep Management Agreement”); LTD Management Co., LLC, a Virginia limited liability company, operates and manages two of the Hotels pursuant to management agreements (the “LTD Management Agreements”); and Waterford Hotel Group, Inc., a Connecticut corporation, operates and manages nine of the Hotels pursuant to management agreements (the “Waterford Management Agreements,” and, together with the HHMLP Management Agreements, the South Bay Boston Management Agreement, the South Bay Sandeep Management Agreement, and the LTD Management Agreements, the “Management Agreements”).

In giving this opinion letter, we have examined the following (collectively, the “Reviewed Documents”):

1.	the Company’s Amended and Restated Declaration of Trust, filed on January 15, 1999 with the Department of Assessments and Taxation of the State of Maryland (the “Declaration of Trust”);

2.	the Company’s Bylaws;

Hersha Hospitality Trust
September 14, 2006

3.
the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated January 26, 1999 (the “Operating Partnership Agreement”), among the Company, as general partner, and several limited partners;

4.	the First Amendment to the Operating Partnership Agreement dated as of December 31, 1999;

5.	the Second Amendment to the Operating Partnership Agreement dated as of April 21, 2003;

6.	the partnership and limited liability company agreements governing the Subsidiary Partnerships (the “Subsidiary Partnership Agreements”);

7.
the Registration Statement, the Rule 462(b) Registration Statement, the prospectus (the “Prospectus”), filed as a part of the Registration Statement and incorporated by reference into the Rule 462(b) Registration Statement, the Pre-Pricing Prospectus, and the Prospectus Supplement;

8.	the Leases;

9.	the Management Agreements;

10.
the taxable REIT subsidiary elections for the TRS Lessees; HHM Leasehold Interests, Inc., a Delaware corporation; HHLP King of Prussia, Inc., a Pennsylvania corporation; HHLP Malvern, Inc., a Pennsylvania corporation; HHLP Oxford Valley, Inc., a Pennsylvania corporation; HHLP Wilmington, Inc., a Delaware corporation; Mystic Special Purpose Corp., a Delaware corporation; Mystic Hotel Investors Remote Entity Incorporated, a Delaware corporation; and Exit 88 Special Purpose Corp., a Delaware corporation; and

11.	such other documents or agreements as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinion rendered below, we have assumed, with your consent, that:

Hersha Hospitality Trust
September 14, 2006

1.   each of the documents referred to above has genuine signatures, has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.   during its taxable year ending December 31, 2006 and future taxable years, the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), will be true for such years;

3.   the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the Subsidiary Partnership Agreements after the date of this opinion that would have the effect of altering the facts upon which the opinions set forth below are based;

4.   the Operating Partnership and each Subsidiary Partnership will be operated in accordance with the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreement, as applicable, and in accordance with the applicable law of the state of formation; and

5.   all of the obligations imposed by or described in the Reviewed Documents have been and will continue to be performed or satisfied in accordance with their terms.

          In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer’s Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

          Based on the Reviewed Documents, the assumptions set forth above, the representations set forth in the Officer’s Certificate, and the factual matters discussed in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and in the Pre-Pricing Prospectus and the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

     (a)  the Company qualified to be taxed as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Code, for its taxable years ended December 31, 1999 through December 31, 2005, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as REIT under the Code for its taxable year ending December 31, 2006, and in the future; and

Hersha Hospitality Trust
September 14, 2006

(b)   the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and in the Pre-Pricing Prospectus and the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” are correct in all material respects, and the discussions thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares.

          We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

          The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

          The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the holders of the Common Shares pursuant to the Pre-Pricing Prospectus and the Prospectus Supplement (except as provided in the next paragraph), and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Hersha Hospitality Trust
September 14, 2006

          We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and “Additional Federal Income Tax Considerations” and “Legal Matters” in the Pre-Pricing Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,